UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2010

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

    David R. Parker, Chairman, President, and Chief Executive Officer of Covenant Transportation Group, Inc. (the "Company"); Joey B. Hogan, Senior Executive Vice President and Chief Operating Officer of the Company and President of one of the Company's subsidiaries; and Tony Smith, President of one of the Company's subsidiaries (collectively, the "Executive Officers") adopted option trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's policies regarding securities transactions.  Messrs. Parker and Hogan adopted their plans on May 14, 2010, and Mr. Smith adopted his plan on May 18, 2010.

    The Company granted to approximately 75 individuals ten-year options to purchase approximately 486,000 shares of the Company’s Class A common stock on July 27, 2000, of which 163,439 currently remains outstanding.  The prices at which these options have previously been exercised by recipients range from $13.40 to $21.50 per share.  The Executive Officers have adopted the plans for the limited purpose of conducting cashless exercises through their brokers of these options that expire July 27, 2010, subject to minimum price thresholds specified in the plans.  Due to the upcoming expiration on July 27, 2010, the plans were adopted to permit the cashless exercise of such options prior to expiration, subject to minimum price thresholds specified in the plans.

    Under Rule 10b5-1, directors, officers, and other employees who are not in possession of material non-public information may adopt pre-arranged plans or contracts for the sale of Company securities under specified conditions and at specified times.  After adoption of such a plan and during the term of the plan, the officer or director has no further involvement in carrying out the trades under the plan, but may terminate the plan at any time.  The Company also has the right to terminate the plan at any time.

Each of the Executive Officers has options with upcoming expirations as follows:

Name	Grant Date	Number of Shares	Option Exercise Price	Option Expiration Date
David R. Parker	07/27/00	110,000	$8.00	07/27/10
Joey B. Hogan	07/27/00	30,000	$8.00	07/27/10
Tony Smith	07/27/00	5,000	$8.00	07/27/10

    Transactions under the Executive Officers' plans, if any, will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules, and regulations.

    This current report contains forward-looking statements that are subject to risks and uncertainties, and there can be no assurance that any shares will be sold under the Executive Officers' plans.  Investors should refer to the Company's annual and other periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties associated with ownership of the Company's securities.  The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or terminations of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: May 19, 2010	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Senior Vice President and Chief Financial Officer